State of Delaware
                        Office of the Secretary of State                  PAGE 1
                        --------------------------------

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GAMA COMPUTER CORPORATION", CHANGING ITS NAME FROM "GAMA COMPUTER CORPORATION" TO "THE BLUEBOOK INTERNATIONAL HOLDING COMPANY", FILED IN THIS OFFICE ON THE SIXTH DAY OF NOVEMBER, A.D. 2001, AT 3 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE SEVENTH DAY OF NOVEMBER, A.D. 2001.







                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

2835321  8100                                            AUTHENTICATION: 1432803

010560287                                                         DATE: 11-07-01

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF  CORPORATIONS
FILED 03:00 PM 11/06/2001
   10560287 - 2835321

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION

     GAMA COMPUTER CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES  HEREBY  CERTIFY:

     FIRST: That the Board of Directors of Gama Computer Corporation, by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

          RESOLVED, that the name of Gama Computer Corporation be changed to THE BLUEBOOK INTERNATIONAL HOLDING COMPANY; and

          RESOLVED, that the Articles of Incorporation filed with the Delaware Secretary of State on December 18, 1997, as amended, are hereby amended as follows:

          Article IV of the Articles of Incorporation is hereby deleted and replaced with the following:

          The authorized capital stock of the Corporation shall consist of 50,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of preferred stock, $0.0001 par value.

          Effective on November 7, 2001, each issued and outstanding share of this Corporation's common stock will be automatically converted into three (3) shares of common stock.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD:     That said amendment was  duly  adopted  in  accordance  with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH:     That this Certificate  of Amendment  of  the  Certificate  of
Incorporation shall he effective on November 7, 2001 with the Secretary of State of Delaware.

     IN WITNESS WHEREOF, said Gama Computer Corporation has caused this Certificate to be signed by Mark A. Josipovich, its President, this 6th day of
                                                                      ---
November, 2001.

                                       GAMA COMPUTER CORPORATION



                                       By: /s/ Mark A. Josipovich
                                           ------------------------------------
                                           Mark A. Josipovich, President


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